SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : April 14, 2010

                                                                           Commission File No. 333-136643

ONE BIO, CORP.

(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

                                                                                                                    20900 NE 30th Ave., Suite 842, Aventura, FL 33180

 (Address of principal executive offices)

877-544-2288
--------------------------------------
(Issuer  telephone number)

(Former Name and Address)

SECTION 8 – Other Events

Item 8.01: Other Items

(i)           On April 14, 2010, we entered into a Share Purchase Agreement with Min Zhao (our director and president of our CHE business unit) (the “Selling Shareholder”) (the “Selling Shareholder SPA”), pursuant to which, among other things we acquired from the Selling Shareholder 1,632,150 shares of common stock of Green Planet owned by the Selling Shareholder in consideration for 1,300,000 shares of our restricted common stock.  The number of shares of our common stock issuable to the Selling Shareholder is subject to adjustment as set forth in the Selling Shareholder SPA.  As part of this transaction, the Selling Shareholder agreed to a lock-up and leak-out period as further defined in this agreement.  At the same time, we received from a certain Green Planet shareholder 1,216,184 shares of common stock of Green Planet.  As a consequence of these transactions, we now own 92.5% of the outstanding common stock of Green Planet.

(ii)           On April 14, 2010, we entered into an agreement with Green Planet pursuant to which, among other things, (i) that certain Amended and Restated Green Planet Preferred Stock Purchase Agreement made effective as of June 17, 2009, between us and Green Planet (“Amended and Restated GP Preferred Stock Agreement”) was cancelled, (ii) we returned to Green Planet the 5,101shares of Green Planet preferred stock that were issued to us pursuant to the Amended and Restated GP Preferred Stock Agreement, and (iii) Green Planet returned to us the 1,004,808 shares of our common stock that we issued to Green Planet pursuant to the Amended and Restated GP Preferred Stock Agreement.

(iii)          On April 14, 2010, Green Planet granted to us an option to acquire 100% of the stock of Elevated Throne Overseas Ltd. (“Elevated throne”), Green Planet’s 100% owned BVI subsidiary.  In the event we exercise this option, the closing of the transaction will be subject to the approval of Green Planet’s stockholders.  As consideration for our exercise of this option, we will be required to (i) convert the $1,700,000 loan we made to Elevated Throne on or about January 19, 2010, into an equity investment in Elevated Throne, (ii) convert the $300,000 loan we made to Green Planet on or about September 1, 2009, into a $300,000 equity investment in Elevated Throne, (iii) cancel that certain Convertible Note Purchase Agreement between us and Green Planet dated on or about September 1, 2009, and (iv) cancel that certain 10% Convertible Bridge Loan Note Due September 1, 2010, in the principal amount of $300,000 from Green Planet to us.

(iv)         On April 14, 2010 our Board of Directors accepted the resignation of Cris Neely as a member of our Audit Committee and appointed Jan E. Koe as a member of our Audit Committee.

Item 9.01 Exhibits

EXHIBITS:

Exhibit No.                                                                Description

10.01	Share Purchase Agreement dated April 14, 2010, between ONE Bio, Corp. and certain shareholders of Green Planet Bioengineering, Co., Ltd.

10.02	Agreement dated April 14, 2010, cancelling that Amended and Restated Green Planet Preferred Stock Purchase Agreement.

10.03	Option to purchase 100% of the stock of Elevated Throne Overseas Ltd. dated April 14, 2010.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

April 14, 2010	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

April 14, 2010	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director